PURCHASE AND SALE AGREEMENT

between

Aspire Capital, Inc.

and

California Oil & Gas Corporation

South Krotz Springs
Parish of St. Landry
State of Louisiana

November 14, 2006

This Purchase and Sale Agreement (the "Agreement") is entered into this 14th day of November, 2006;

BETWEEN:
Aspire Capital, Inc., incorporated in Alberta, having its registered office and principal place of business at Calgary, Alberta, Canada (The "Vendor");

and

California Oil & Gas Corporation, incorporated in Nevada, and having principal place of business at Suite 312, 407 2nd Street SW, Calgary, Alberta, T2P 2Y3, Canada ("The Purchaser"), which parties are referred to collectively as "the Parties" and individually as a "Party".

WHEREAS:
The Vendor has an undivided 10 percent (10%) interest in the Exploration Agreement (South Krotz Springs) dated August 1, 2006 (which interest is hereinafter referred to as the "Asset") and which ten percent includes an interest held by Vendor's wholly owned subsidiary Calstar Oil & Gas Inc. and

WHEREAS:
Vendor is willing to sell such Asset to the Purchaser, and the Purchaser has agreed to purchase the Asset upon the terms and conditions hereinafter set out, and

WHEREAS:
The Parties are aware that the interest in the Asset is a right to earn an interest in mineral and surface rights, rather than, as of the Effective Date, an actual interest in mineral or surface rights, and

WHEREAS:
The Purchaser has an existing interest in the Asset and so is aware of the rights and obligations of an interest owner in the Exploration Agreement.

NOW, IT IS HEREBY AGREED AS FOLLOWS:-

1. <u>INTERPRETATION</u>

1.1 In this Agreement and the Recitals hereto, unless the context otherwise requires:

1.1.1 "Asset" means all rights and interest Vendor has in the Exploration Agreement including the interest held by its wholly owned subsidiary Calstar Oil & Gas Inc. and dated August 1, 2006, between Vision Exploration LLC of Ridgeland, Mississippi and Aspire Capital, Inc. et al, and all the rights and obligations accruing to any mineral and surface leases which may be or have been acquired under the terms of such agreement.

1.1.2 "Auditors" means the auditors of Vendor or Purchaser, as applicable;

1.1.3 "Business Day" means a day other than a Saturday or a Sunday on which banks are open for business in Canada;

1.1.4 "Completion" means the performance by the Parties of their respective obligations in accordance with the provisions of Clause 6;

1.1.5 "Effective Date" means the first written above.

1.1.6 "Overriding Royalty" shall have the meaning attributed to it in the Royalty Procedure.

1.1.7 "Royalty Procedure" means the document called Royalty Procedure version 1.0 prepared by the Canadian Association of Petroleum Landmen ("CAPL") attached as Schedule B.

1.1.8 "Total Consideration" means an amount of 100 USD.

1.1.9 "Warranties" means the warranties, representations and undertakings on the part of the Vendor given pursuant to Clause 5;

1.1.10 "Warrantors" means the Vendor.

1.1.11 "Warranty Claim" means any claim made by the Purchaser for breach of any of the Warranties or any claim made by the Purchaser.

1.2 In this Agreement, words importing the singular include the plural and vice versa, words importing one gender include both genders and the neuter and references to persons include bodies corporate or unincorporated.

1.3 References in this Agreement to statutory provisions are references to those provisions as respectively amended or re-enacted from time to time (if and to the extent that the provisions as amended or re-enacted are for the purposes hereof equivalent to those provisions before such amendment or re-enactment) and shall include any provision of which they are re-enactments (if and to the extent aforesaid) and any subordinate legislation made under such provisions.

1.4 References herein to "Clauses" and "Schedules" are to clauses of and schedules to this Agreement respectively and a reference to this Agreement includes a reference to each Schedule.

1.5 The headings in this Agreement are for convenience only and shall not affect its interpretation.

1.6 The expression "material" whenever used in this Agreement shall be deemed to mean a commitment, liability or claim;

1.7 A document expressed to be "in the agreed form" means a document the terms of which have been agreed by or on behalf of the parties hereto and a copy of which has been signed for the purpose of identification by or on behalf of the parties hereto.

1.8 Any reference to the Vendor or the Purchaser and each of their Directors includes, where appropriate, their personal representatives or successors in title, as the case may be.

1.9 References to "persons" include any individual, bodies corporate or unincorporated, firm, partnerships, joint ventures, associations, government departments or agencies, organisations or trusts (whether or not having a separate legal personality).

2. SALE OF THE ASSET

2.1 The Vendor, as beneficial owner, shall sell the Asset, subject to the reservation of the Overriding Royalty in favour of Vendor, and the Purchaser shall, in reliance upon the Warranties, purchase the Asset free from all rights of pre-emption, options, liens, claims, equities, charges, encumbrances except the Overriding Royalty, or third-party rights of any nature and with all rights now or hereafter becoming attached or accruing thereto as from the date of this Agreement.

2.2 The Vendor hereby waives as of the Effective Date any rights of pre-emption it may have in relation to the Asset.

3. CONSIDERATION

The Total Consideration shall be applied and be satisfied by evidence of the deposit of the Total Consideration in favour of Vendor as of the Effective Date at a bank satisfactory to Vendor.

4. OVERRIDING ROYALTY

As of the Effective Date, the Vendor reserves to itself an Overriding Royalty, the amount of which and the provisions for calculating and administering such Overriding Royalty are set out in the Royalty Procedure.

5. WARRANTIES AND UNDERTAKINGS

5.1 The Vendor as a condition of this Agreement, hereby warrants:

5.1.1. to the Purchaser contracting for itself and for any successor in title of the Purchaser and

5.1.2 to any successor in title to any of the Asset with the intent that the Purchaser shall be entitled to rescind this Agreement in the event of a breach of any of the Warranties without incurring any liability to any of the other parties as a result of such rescission.

5.2 The Vendor undertakes in relation to any Warranty which refers to the knowledge, information or belief of the Vendor, that it has made full enquiry into the subject matter of that Warranty.

5.3 Each of the Warranties is without prejudice to any other Warranty and, except where expressly stated otherwise, no Clause of this Agreement shall govern or limit the extent or application of any other Clause.

5.4 The Vendor will promptly disclose in writing to the Purchaser any event or circumstance which arises or becomes known to him which is inconsistent with any of the Warranties or might be material to be known by a purchaser for value of the Asset.

5.5 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be by any investigation made by it or on is behalf into the affairs of the vendor, by its rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

5.6 None of the information supplied by the Vendor or its professional advisers shall be deemed a representation, warranty or guarantee of its accuracy to the Vendor, and the Vendor waives any claims against the Vendor or any director or employee thereof which they might otherwise have in respect of it.

5.7 The Vendor acknowledges that the Purchaser is entering into this Agreement in reliance upon the accuracy of each of the Warranties.

5.8 The Vendor shall indemnify and keep indemnified the Purchaser against any costs, expenses and liabilities which the Purchaser may incur either before or after the commencement of any action in connection with the settlement of any claim that any of the Warranties are untrue or misleading or have been breached or any legal proceedings in which the Purchaser claims that any of the Warranties are untrue or misleading or have been breached in which judgment is given for the Purchaser and the enforcement of any such settlement or judgment.

5.9 The Purchaser shall be entitled to set off the amount of any claim if any of the Warranties are misleading or untrue or have been breached at any time.

5.10 Any provisions of this Agreement seeking to restrict and/or limit the liability of the Vendor in respect of any claim under the Warranties shall not apply to the extent that such claim arises or derives from or out of any dishonest or fraudulent act or omission or wilful misconduct or wilful concealment by the Vendor or any of the directors of employees thereof.

5.11 The Warranties shall continue in full force and effect after the Effective Date.

6. Completion

On the Effective Date, the Vendor shall deliver or procure delivery to the Purchaser of:

6.1 Executed documents to effect as of the Effective Date the transfer of interest from Vendor in favour of Purchaser for all mineral and surface rights held by Vendor and held by virtue of the Exploration Agreement ;

6.2 Executed documents to effect, as of the Effective Date, the transfer of interest from Vendor to Purchaser of Vendor's interest in the Exploration Agreement.

6.3 Certified true copies of any power of attorney or other authority pursuant to which this Agreement and any document referred to herein may have been executed;

6.4 Certified true copies of the Board Minutes of the Company evidencing approval of the sale of the Asset to Purchaser;

6.5 Title Deeds if any and Agreements and all related correspondence relating to the Asset;

7. Further Assurance

The Vendor covenants that it shall execute and perform such further documents and acts as the Purchaser may reasonably require effectively to vest the beneficial and registered ownership of the Asset in the Purchaser or any of its nominee or nominees free from all charges, liens, encumbrances, equities and other adverse claims and interests and with all rights now and hereafter attaching thereto and otherwise to give effect to the Vendor's obligations under this Agreement.

8. Confidentiality And Announcements

8.1 The Purchaser will, and will procure its associates and advisers agreement that they will, treat in confidence all non-public information regarding the Vendor or the Asset contained in written documents and materials ("Confidential Material") which they may obtain from the Vendor and in the event that Completion is not effected and this Agreement is rescinded or otherwise terminated, will return such Confidential Material to the Vendor.

8.2 The Vendor hereby undertakes to the Purchaser that they will not, at any time after the date of this Agreement, divulge or communicate to any person other than to its professional advisers, any confidential information concerning this Agreement which may be within their knowledge and they shall use their reasonable endeavours to prevent the publication or disclosure of any such confidential information concerning such matters.

8.3 No public announcement or communication of any kind shall be made in respect of the subject matter of this Agreement unless specifically agreed between the Parties or unless an announcement is required pursuant to any applicable law including the requirements of stock exchanges, or any other recognised stock exchange or appropriate Regulatory Authority. Any announcement by any party required to be made pursuant to any applicable law or the requirements of any relevant stock exchange or Regulatory Authority shall be issued only after such prior consultation with the other parties as is reasonably practicable in the circumstances.

9. Notices

9.1 Any notice consent and the like required or permitted to be given or served under this Agreement may be given or served by facsimile or by leaving the same with or sending the same by registered post to the party to or on which the same is to be given or served at the

address specified opposite the name of that party or at such other address as that party shall specify by written notice given to the other party as provided in this Clause:

9.1.1 If to the Vendor:
Aspire Capital, Inc.
Attn.: Chief Executive Officer
Suite 601 400 4th Ave SW
Calgary, Alberta
T2P 3N2
Facsimile: (403) 261-1941

9.1.2 If to the Purchaser:
California Oil & Gas Corporation
Attn.: Chief Executive Officer
Suite 312
407 2nd Street SW,
Calgary, Alberta, T2P 2Y3
Facsimile: (403) 261-1941

9.2 Any notice or consent given or served by facsimile shall be deemed to be in writing and to have been given or served on the date of despatch of the same and in proving that any such notice or consent was so given or served it shall be necessary only to prove the correct despatch of such facsimile;

9.3 Any notice or consent given or served by registered mail shall be deemed to have been given or served on the third Business Day after the envelope containing the same was duly registered and posted as hereinbefore provided and in proving that any notice or document was so given or served it shall be necessary only to prove that the same was duly addressed registered and posted;

9.4 Any notice given under any of the provisions of this Agreement shall specify the Clause under which it is given and intended to take effect.

10. SEVERABILITY

If any part of this Agreement becomes invalid, illegal or unenforceable the parties hereto shall in such an event negotiate in good faith in order to agree the terms of a mutually satisfactory provision to be substituted for the invalid, illegal or unenforceable provision which as nearly as possible validly gives effect to their intentions as expressed herein. Failure to agree on such a provision within 21 Business Days of commencement of such negotiations shall result in automatic termination of this Agreement. The obligations of the parties hereunder shall be suspended during such negotiation.

11. CAPACITY

11.1 Each party to this Agreement hereby warrants to the other such party that it has full capacity to enter into this Agreement and that such entry does not in any way violate any provision of law, statute, rule, regulation, judgement, writ, injunction, decree or order applicable to it; that this Agreement does not conflict and will not result in the breach or termination of any provision of, or constitute a default under any mortgage, contract or other undertaking binding on it; and will not result in the creation of any liability, charge or encumbrance whatsoever upon any of its properties or other assets save as contemplated herein.

11.2 Each party to this Agreement hereby agrees with the other that the provisions of this Clause 11 shall survive any termination of this Agreement for whatever reason (including but not limited to avoidance of this Agreement by reason of the existence of any circumstances giving rise to a breach of sub-clause 11.1 above) and shall remain fully enforceable as between the parties hereto notwithstanding such termination.

12. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations (whether written or otherwise) and discussions between the parties relating thereto.

13. AMENDMENTS

Save as expressly provided herein, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties.

14. WAIVER

The failure or delay of a party hereto to exercise or enforce any right, power, privilege or remedy whatsoever, howsoever or otherwise conferred upon it by this Agreement shall not be deemed to be a waiver of any such right or operate so as to bar the exercise or enforcement thereof at any time or times thereafter, nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver shall be effective unless it is in writing. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

15. COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same Agreement. Any party may enter into this Agreement by signing any such counterpart.

16. REMEDIES NOT EXCLUSIVE

No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, except as expressly provided in this Agreement, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing in law or in equity or by statute or otherwise.

17. SUCCESSORS AND ASSIGNS

This Agreement shall be binding on and shall enure for the benefit of the successors and assigns of the parties hereto but shall not be capable of being assigned by any party without the written consent of the other parties.

18. PROVISIONS TO SURVIVE COMPLETION

All provisions of this Agreement, the Recitals, Schedules and Exhibits hereto shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

19. COSTS

Save as provided for in Clause 5, the parties shall pay their own costs in connection with this Agreement.

20. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Alberta, Canada.

21. JURISDICTION

21.1 The Parties hereby agree for the benefit of each other that the proper court of the Province of Alberta shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise under and/or out of and/or relating to and/or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such court.

21.2 The Parties irrevocably waive any objection which they may have now or hereafter to the court referred to in Clause 21.1 being nominated as the forum to hear and determine any suit, action or proceeding and to settle any disputes which may arise under and/or out of and/or relating to and/or in connection with this Agreement and irrevocably agree not to claim that any such court is not a convenient or appropriate forum.

21.3 The Vendor irrevocably agrees that the writ or other process by which any suit, action or proceeding is begun in the proper court of the Province of Alberta may be served on them by sending or delivering the same to the address as set out in Clause 9.

21.4 The submission to the jurisdiction of the court referred to in Clause 21.1 shall not (and shall not be construed so as to) limit the right of the Purchaser to take proceedings in any other

court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

21.5 The parties hereby consent generally in respect of any proceedings arising out of or in connection with any legal action or proceeding to the giving of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such action or proceedings.

21.6 To the extent that the parties may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution or before judgement or otherwise) or other legal process and to the extent that in such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) the parties hereby irrevocably agree not to claim and hereby irrevocably waive such immunity to the full extent permitted by the laws of such jurisdiction.

Signed for and on behalf of the Parties hereto on this 14th day of November, 2006:

For and on behalf of the Vendor:

By: ____________________
Norman S. Johnson,
Chief Financial Officer

For and on behalf of the Purchaser:

By: ____________________
John G.F. McLeod, President

SCHEDULE A

THE ASSET

Vendor's 10% undivided interest in Exploration Agreement (South Krotz Springs in the Parish of St. Landry, State of Louisiana) dated August 1, 2005 and also known as the "South Krotz Springs 3D Prospect, St. Landry Parish, LA Exploration Agreement", between Vision Exploration, LLC with offices at 751 Avignon Drive, Suite B, Ridgeland Mississippi 39157, USA and Aspire Capital, Inc., California Oil & Gas Corporation et ál. Vendor's 10% undivided interest includes an interest held by its wholly owned subsidiary Calstar Oil & Gas, In

This is Schedule "B"
Attached to and forming part of a
Purchase and Sale Agreement
dated November 14, 2006

12 of 12

ROYALTY PROCEDURE

CANADIAN ASSOCIATION OF PETROLEUM LANDMEN

Version 1.0